                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K/A

                            -----------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1936

      Date of report (Date of earliest event reported): December 15, 2002

                                  VALESC INC.
                                  ----------
             (Exact name of registrant as specified in its charter)


        DELAWARE                         0-31459                 23-3048857
         --------                        -------                 ----------
      (State or Other            (Commission File Number)    (IRS Identifiction
Jurisdiction of Incorporation)                                     Number)

                16200 Addison Road, Suite 190, Addison, TX 75001
                ------------------------------------------------
              (Address of Principal Executive Offices) (zip code)

       Registrant's telephone number, including area code: (972) 931-1989

     The registrant hereby files this report on Form 8-K/A to amend the report on Form 8-K dated December 27, 2002 to amend Item 7 to include (a) Financial Statements of Business Acquired and (b) Pro Forma Financial Information in connection with the acquisition reported in the Form 8-K. No other items in the registrant's report on Form 8-K dated December 27, 2002 are amended.


ITEM 7.  Financial Statements, Pro Form Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.




                              MORRIS MEDICAL, INC.



                                    CONTENTS


                                                                                      Page
Report of Independent Auditors                                                          3

Balance Sheet as of June 30, 2002                                                       4

Statements of Operations for the years ended June 30, 2002 and June 30, 2001            5

Statements of Shareholder's Equity (Deficit) for the years ended June 30, 2002
and June 30, 2001                                                                       6

Statements of Cash Flows for the years ended June 30, 2002 and June 30, 2001            7

Notes to the Financial Statements                                                     8-13

                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders of
Morris Medical, Inc.

We have audited the accompanying balance sheet of Morris Medical, Inc. as of June 30, 2002 and the related statements of operations, shareholder's equity (deficit), and cash flows for the years ended June 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morris Medical, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the years ended June 30, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and as discussed in Note 9, the Company has a shareholder's deficit of approximately $3,800 and incurred a loss from continuing operations of $30,528 for the year ended June 30, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   /s/ Moore Stephens, P.C.

                                                   Moore Stephens, P.C.
                                                   Certified Public Accountants


New York, New York
January 24, 2003

                              MORRIS MEDICAL, INC.

                                  BALANCE SHEET

                                  JUNE 30, 2002

                          ASSETS
CURRENT ASSETS

  Cash                                                         $ 24,080
  Accounts receivable                                            23,095
                                                               --------
    Total Current Assets                                         47,175
                                                               --------
TOTAL ASSETS                                                   $ 47,175
                                                               ========
          LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES

  Current portion of loan payable                              $  9,325
  Accounts payable and accrued expenses                          10,985
                                                               --------

Total Current Liabilities                                        20,310

LOAN PAYABLE                                                     30,696
                                                               --------
TOTAL LIABILITIES                                              $ 51,006

COMMITMENTS AND CONTINGENCIES [Note 5]                             --

SHAREHOLDER'S DEFICIT

Common Stock, $0.10 par; 10,000 shares authorized,
  issued and outstanding                                       $  1,000

Accumulated Deficit                                              (4,831)
                                                               --------
Total Shareholder's Deficit                                      (3,831)
                                                               --------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT                    $ 47,175
                                                               ========

   The accompanying notes are an integral part of these financial statements.

                              MORRIS MEDICAL, INC.

                            STATEMENTS OF OPERATIONS

                          FOR THE YEARS ENDED JUNE 30,


                                                        2002           2001
                                                        ----           ----
COMMISIONS EARNED, NET                                $ 413,137      $ 381,882
                                                      ---------      ---------

Compensation and related taxes                          333,639        352,947

General and administrative                               43,692         34,124

Occupancy cost                                           14,400         10,800

Commissions                                              51,934         47,450
                                                      ---------      ---------
TOTAL OPERATING EXPENSES                                443,665        445,321
                                                      ---------      ---------
LOSS FROM CONTINUING OPERATIONS                         (30,528)       (63,439)
                                                      ---------      ---------


DISCONTINUED OPERATIONS

Income from operations of discontinued component         22,187         35,739
                                                      ---------      ---------
NET LOSS                                              $  (8,341)     $ (27,700)
                                                      =========      =========




   The accompanying notes are an integral part of these financial statements.

                              MORRIS MEDICAL, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                   FOR THE YEARS ENDED JUNE 30, 2002 AND 2001

                                                        RETAINED
                                                        EARNINGS/
                                 COMMON STOCK          ACCUMULATED      SHAREHOLDER'S
                              SHARES       AMOUNT        DEFICIT       EQUITY (DEFICIT)
                             -------       -------      ---------         --------
Balance at July 1, 2000       10,000       $ 1,000      $  31,210         $ 32,210

Net Loss                                                  (27,700)         (27,700)
                             -------       -------      ---------         --------
Balance at June 30, 2001      10,000       $ 1,000      $   3,510         $  4,510
                             -------       -------      ---------         --------

Net Loss                                                   (8,341)          (8,341)
                             -------       -------      ---------         --------
Balance at June 30, 2002      10,000       $ 1,000      $  (4,831)          (3,831)
                             =======       =======      =========         ========







   The accompanying notes are an integral part of these financial statements.

                              MORRIS MEDICAL, INC.

                            STATEMENTS OF CASH FLOWS

                          FOR THE YEARS ENDED JUNE 30,


                                                         2002           2001
                                                         ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                             $ (8,341)     $ (27,700)
    Adjustments to reconcile net income to
      net cash provided by operating
      activities:
    Decrease (Increase) in operating assets:
      Accounts receivable                                58,076        (46,676)
    Increase (Decrease) in operating liabilities:
      Accounts payable and accrued expenses             (42,433)        46,249
                                                       --------      ---------
        Net cash provided [used] by operating
          activities                                      7,302        (28,127)
                                                       --------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds and payments from line of credit, net       14,171         25,850
                                                       --------      ---------
        Net cash provided by financing activities        14,171         25,850
                                                       --------      ---------

Net increase (decrease) in cash                          21,473         (2,277)
Cash, beginning of year                                   2,607          4,884
                                                       --------      ---------
Cash, end of year                                      $ 24,080      $   2,607
                                                       ========      =========

SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                 $  3,602      $   2,327
                                                       ========      =========



   The accompanying notes are an integral part of these financial statements.

                              Morris Medical, Inc.
                        Notes to the Financial Statements


1. THE COMPANY

Morris Medical, Inc. [the "Company"] was formed on June 26, 1991 in the state of Texas. The Company's principal business activity is brokering sales on a commission basis for a variety of medical products, specializing in the orthopedic care and surgical area with a focus on trauma and sports medicine related products within the state of Texas. The Company's principal office location is in Garland, Texas. The Company is a wholly-owned subsidiary of SMT Enterprises, Inc. ["SMT"] a closely-held Delaware corporation and is SMT's sole operating subsidiary.

In December 2002, the Company was acquired by Valesc Inc. [Note 11].


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


       a. Use of Estimates - the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include bad debts and income taxes.

       b. Cash and Cash Equivalents - the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company had no such investments at June 30, 2002.

       c. Income Taxes - The Company uses the liability method for reporting income taxes, under which current and deferred tax liabilities and assets are recorded in accordance with enacted tax laws and rates. Under this method, the amounts of deferred tax liabilities and assets at the end of the period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

            The deferred tax assets and liabilities are determined based upon the differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are assumed to reverse.

       d. Revenue Recognition - Commission revenue from brokered sales are recognized in accordance with EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" ["EITF 99-19"]. Based upon definitions and paragraphs 15 - 17 of EITF 99-19, the Company is an agent and all commission revenue is recognized on a net basis. The Company recognizes commission revenue upon the receipt of goods by the customer.

                              Morris Medical, Inc.
                  Notes to the Financial Statements - continued


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       e. Fair Value of Financial Instruments - SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. For certain financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, the fair values were determined based on the near term maturities of such obligations. The fair value of debt was determined based on current rates at which the Company could borrow or advance funds with similar remaining maturities, which amount approximates its carrying value.

3. INCOME TAXES

At June 30, 2002 the Company recorded a net deferred tax asset from operations of approximately $28,300. This tax asset is due primarily to the accumulated net operating losses incurred from the filing of income tax returns on the cash basis. A valuation allowance of an equal amount has been recorded because the Company believes that it is more likely than not that the losses will not be utilized. The valuation allowance increased by approximately $28,300 from June 30, 2001. The Company has not recorded a tax liability for the income from discontinued operations as it was deemed immaterial.

The Company has accumulated approximately $73,500 of taxable losses which can be used to offset future federal taxable income. The utilization of the losses expires as follows:

                              Year       Amount
                              2020      $21,800
                              2021       38,400
                              2022       13,300
                                        -------
                              TOTAL     $73,500
                                        =======

4. CREDIT RISKS / FINANCIAL INSTRUMENTS

The Company maintains cash deposits with a major bank, which from time to time may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At June 30, 2002 the Company did not have cash balances on deposit that exceeded the balance insured by the F.D.I.C.

The Company routinely assesses the financial strength of the vendors for which it brokers sales and, based upon factors surrounding the credit risk of these vendors, may establish an allowance for uncollectible accounts in the future. All accounts receivable at June 30, 2002 have been collected in full subsequently and, as a consequence, the Company believes that it does not have an accounts receivable credit risk.

The Company does not require collateral or other security to support financial instruments subject to credit risk.

                              Morris Medical, Inc.
                  Notes to the Financial Statements - continued


5. COMMITMENTS AND CONTINGENCIES

The Company sub-leases its primary office space in Garland, Texas. Rent expense for the years ended June 30, 2002 and 2001 was approximately $14,400 and $10,800, respectively. The sub-lease will expire in January 2003. The annual future minimum rental payments required under the sub-lease are $8,400. [See
Note 11c]


6. LONG-TERM LOANS PAYABLE

Long-term debt at June 30, 2002 consisted of the following:

   Term Loan from Security Bank, accruing interest at a variable rate (9% at June 30, 2002), accrued interest payable monthly, principal to be repaid in 45 monthly installments of
   approximately $1,060, and collateralized by accounts receivable.      $40,021

   Less: Current Maturities                                                9,325
                                                                         -------
   Total Long Term Debt                                                  $30,696
                                                                         =======

Minimum annual payments for the debt are as follows:

                         YEAR ENDING
                         -----------
                           JUNE 30,
                           --------
                             2003                    $ 9,325
                             2004                     10,251
                             2005                     11,267
                             2006                      9,178
                                                     -------
         Total Minimum Debt Payments:                $40,021
                                                     =======


7. CONCENTRATIONS

During the years ended June 30, 2002 and 2001, the Company earned commissions from two major suppliers as follows:

             SUPPLIER          % OF          % OF
             --------          ----          ----
                            2001 SALES    2002 SALES
                            ----------    ----------
           Acumed, Inc.         20%           44%
           KMI                   9%           10%

All commissions in all periods were earned for brokered sales of medical devices. The majority of devices sold were either surgical or orthopedic in nature.

                              Morris Medical, Inc.
                  Notes to the Financial Statements - continued


8. DISCONTINUED OPERATIONS

On June 26, 2002, the Company ceased all operations related to a warehouse-sales agreement entered into with Orthosource, Inc., a supplier of medical devices primarily manufactured by Generation II USA, Inc. Under this operating agreement, the Company had been purchasing goods, warehousing the goods, and selling goods to customers assuming both inventory risk and credit risk with the customers.

Approximate operating results of the warehouse sales group were as follows:

                                    2002            2001
                                    ----            ----
                  Revenues        $ 72,700        $112,000
                  Cost of Sales     28,300          40,400
                                  --------        --------
                  Gross Profit    $ 44,400        $ 71,600
                                  --------        --------
                  Commissions       22,200          35,900
                                  --------        --------
                  NET             $ 22,200        $ 35,700
                                  ========        ========

The revenues are recorded net of contractual allowances of approximately $29,500 and $47,400 for each of the years ended June 30, 2002 and 2001, respectively, paid by insurance carriers.

9. GOING CONCERN

The accompanying financial statements of the Company have been prepared assuming the Company will continue as a going concern. As of June 30, 2002, the Company had a shareholder's deficit of approximately $3,800. For the two fiscal years in the period ended June 30, 2002, the Company had losses from continuing operations of approximately $30,500(2002) and $63,400(2001). These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company will be required to seek external financing to continue developing its business.

During the next twelve months, the Company intends to devote its time and resources to the growth of its medical device sales business. The Company currently sells a variety of medical products, specializing in the orthopedic care and surgical area with a focus on trauma and sports medicine related products. The Company intends to expand its sales of these products in two ways:
(i) increased penetration in market areas already covered, (ii) the addition of new product lines.

In order for the Company's expansion to be successful, it will need to expand its sales force. The Company expects to incur significant expenses for hiring additional sales people. In addition to normal hiring costs, manufacturers' representatives like the Company generally "sponsor" new sales people for a period of up to one year during which the Company subsidizes the employee's wages until they have built a sufficient customer base to support themselves solely on a commission basis. The Company cannot predict these additional costs at this time, but they may represent a substantial increase over the Company's current costs.

The Company will need significant new financing in order to fund these expansion plans. Although the company expects additional costs to be offset by increased revenues, it cannot be certain whether increases in revenues will occur and whether any such increases will offset costs.

                              Morris Medical, Inc.
                  Notes to the Financial Statements - continued


9. GOING CONCERN - CONTINUED

The Company plans to support its activities through cash infusions from Valesc Inc. [Note 11]. The management of Valesc Inc. plans to seek the funding required to finance operations as the Company commences its expansion plan through debt and equity financing. The Company's management plans with respect to its liquidity issues include raising additional funding through the sale of debt and equity instruments to fund its own operations and investment in Morris Medical. The Company's common stock recently began trading on the Over-the-Counter Bulletin Board, which has increased investor interest and may make it easier to raise additional capital. During the 4th Quarter of 2002, the Company raised $62,500 from the sale of debt and equity. A failure of Valesc Inc. to provide additional financing could negatively impact the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

10. NEW AUTHORITATIVE PRONOUNCEMENTS

On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, "Business Combinations", and SFAS 142 "Goodwill and Tangible Assets". SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

   o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

   o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

   o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective September 1, 2001, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

   o effective September 1, 2001, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

   o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

Although it is still reviewing the provisions of these Statements, management's preliminary assessment is that these Statements will not have a material impact on the Company's financial position or results of operations.

In August 2001, the FASB issued Statement of Financial Accounting Standards No.144, "Accounting for the Impairment of Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company believes that this statement will not have a significant impact on its results of operations or financial position upon adoption.

                              Morris Medical, Inc.
                  Notes to the Financial Statements - continued


10. NEW AUTHORITATIVE PRONOUNCEMENTS - CONTINUED

In April 2002, the FASB adopted Statement of Financial Accounting Standards 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections"("SFAS 145"). This Statement Rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt made to Satisfy Sinking-Fund Requirements." This Statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Statement No. 145 is effective for fiscal years beginning after May 15, 2002. The Company believes that this statement will not have a significant impact on its results of operations or financial position upon adoption.

In July 2002, The FASB Issued Statement 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This Statement addresses financial accounting and reporting for costs associated with exit or disposal and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (Including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to the Statement's requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company believes that this statement will not have a significant impact on its results of operations or financial position upon adoption.

11. SUBSEQUENT EVENTS

       a. On December 15, 2002, the Company was sold to Valesc Inc. in exchange for 650,000 shares of Valesc common stock valued at approximately $390,000. Valesc is a fully reporting company with the Securities and Exchange Commission and its common stock is traded on the Over-the-Counter Bulletin Board under the symbol VLES. The Chairman and Chief Executive of Valesc, Jeremy Kraus, is the son of the president of SMT. A shareholder in Valesc and the President of Valesc's OJI Surgical subsidiary, Harry Kraus, is the brother of the president of SMT.

       b. As a condition of the sale, two key employees of the Company (one of whom is the President of SMT) entered into employment agreements with the Company. The agreements have a term of one year and automatically renew for successive one-year terms unless terminated by either party. Under the agreements, the employees will each receive 100% of the commissions generated by them, less expenses associated with such sales, up to an amount of $13,000 each month. In addition, they shall receive 50% of all commissions generated in excess of the $13,0000.

       c. In January 2003 the Company entered into a sublease for office space. The approximate minimum base rent for the sublease is $1,600 and the term of the lease is from February 2003 through June 2004.

       (b)  Pro Forma Financial Information.

PRO FORMA CONDENSED COMBINED
----------------------------

Pro Forma Condensed Combined Financial Statements
    Condensed Pro Forma Balance Sheet.....................................15
    Condensed Pro Forma Statements of Operations..........................16



PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS [UNAUDITED] VALESC INC.

The following pro forma condensed combined balance sheet as of September 30, 2002 and the pro forma condensed combined statements of operations for the nine month period ended September 30, 2002 and for the year ended December 31, 2001 give effect to the acquisition of 100% of the outstanding shares of Morris Medical, Inc. ["Medex"] on December 15, 2002. The pro forma information is based on the historical financial statements of Valesc Inc. ["Valesc"] and Medex giving effect to the proposed transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma balance sheet gives effect to the transaction as if they occurred on the balance sheet date. The pro forma statements of operations give effect to these transactions as if they had occurred at the beginning of the fiscal year presented. The historical statement of operations of the Company will reflect the effects of these transactions from date of acquisition onward.

The pro forma financial statements have been prepared by Valesc based upon the historical financial statements of Medex included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

      a) The pro forma adjustments include the issuance of 650,000 shares of Valesc common stock valued at approximately $390,000 for the purchase and the elimination of the shareholder's equity of Medex and reflect the resulting goodwill.

      b) Operations of Medex were adjusted to the registrant's time periods as follows:

                      NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                 YEAR-END     6 MONTHS TO    3 MONTHS TO    9 MONTHS ENDED
                                                 JUNE 30,     DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   2002           2001           2002            2002
                                                ----------------------------------------------------------
Commissions Earned, Net                           $413,137     $(151,625)      $135,233        $396,745
Selling, General and Administrative Expenses       443,665      (260,088)       137,306         320,883
                                                   -------      --------        -------         -------
Net Income [Loss]                                 $(30,528)    $ 108,463       $ (2,063)       $ 75,862
                                                  ========     =========       ========        ========


                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                YEAR-END     6 MONTHS TO     6 MONTHS TO      YEAR ENDED
                                                JUNE 30,     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                  2001           2000            2001            2001
                                               ----------------------------------------------------------
Commissions Earned, Net                         $381,882      $(196,517)      $ 151,625       $ 336,990
Selling, General and Administrative Expenses     445,321       (197,431)        259,770         507,660
                                                 -------       --------         -------         -------
Net Income (Loss)                               $(63,439)     $     914       $(108,145)      $(170,670)
                                                =========     =========       =========       =========

                          PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   [UNAUDITED]

                                                                  HISTORICAL
                                                          ------------------------
                                                                           MORRIS         PRO FORMA      PRO FORMA
                                                            VALESC         MEDICAL       ADJUSTMENTS      COMBINED
                                                            ------         -------       -----------      --------
                       ASSETS
CURRENT ASSETS
  Cash                                                    $    27,090      $15,326                      $    42,416
  Accounts receivable                                          13,001       32,449                           45,450
  Prepaid expenses                                              2,688                                         2,688
                                                          ------------------------                      -----------
    Total Current Assets                                       42,779       47,775                           90,554
                                                          ------------------------                      -----------

PROPERTY & EQUIPMENT, NET                                       5,428            -                            5,428
GOODWILL                                                            -            - a)       394,406         394,406
DEFERRED FINANCING COSTS, NET                                       -            -                                -
                                                          ------------------------                      -----------
TOTAL ASSETS                                              $    48,207      $47,775                      $   490,388
                                                          ========================                      ===========

    LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES
  Current portion of loan payable                         $   132,039       $9,549                      $   141,588
  Accounts Payable and accrued expenses                       653,986        5,402                          659,388
  Officer salaries payable                                    176,805            -                          176,805
                                                          ------------------------                      -----------
Total Current Liabilities                                     962,830       14,951                          977,781
                                                          ------------------------                      -----------

LOANS PAYABLE                                                  10,480       28,418                           38,898
                                                          ------------------------                      -----------
TOTAL LIABILITIES                                         $   973,310      $43,369                      $ 1,016,679
                                                          ------------------------                      -----------

COMMITMENTS AND CONTINGENCIES

Refundable common stock                                        40,000                                        40,000

SHAREHOLDER'S DEFICIT
Common Stock                                                    $ 171      $ 1,000 a)          (350)     $      821
Additional paid-in capital                                    341,249            - a)       398,162         739,411
Accumulated Deficit                                        (1,306,523)       3,406 a)       (3,406)      (1,306,523)
                                                          ------------------------                      -----------
Total Shareholder's Deficit                                  (965,103)       4,406                         (566,941)
                                                          ------------------------                      -----------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT               $    48,207      $47,775                      $   490,388
                                                          ========================                      ===========

                          PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   [UNAUDITED]


                                                       HISTORICAL
                                                 ----------------------
                                                                MORRIS        PRO FORMA    PRO FORMA
                                                  VALESC        MEDICAL      ADJUSTMENTS   COMBINED
                                                  ------        -------      -----------   --------

                                               NINE MONTHS    FOR THE YEAR                NINE MONTHS
                                                  ENDED           ENDED                      ENDED
                                              SEPTEMBER 30,     JUNE 30,                 SEPTEMBER 30,
                                                   2002           2002                        2002
COMMISIONS EARNED, NET                        $   169,134      $ 413,137 b)    (16,392)   $   565,879
                                              --------------------------                  -----------
Selling, general and administrative expenses      667,486        443,665 b)   (122,782)       988,369
                                              --------------------------                  -----------
TOTAL OPERATING EXPENSES                          667,486        443,665                      988,369
                                              --------------------------                  -----------
LOSS FROM OPERATIONS                             (498,352)       (30,528)                    (422,490)
                                              --------------------------                  -----------

OTHER EXPENSES
Interest Expense                                  (92,646)             -                      (92,646)
                                              --------------------------                  -----------
NET INCOME [LOSS]                             $  (590,998)     $ (30,528)                 $  (515,136)
                                              ==========================                  ===========
EARNINGS PER SHARE:
Basic                                         $     (0.06)     $       -                  $     (0.05)
                                              --------------------------                  -----------
Diluted                                       $     (0.06)     $       -                  $     (0.05)
                                              --------------------------                  -----------
Weighted average per share outstanding
basic and diluted                              10,266,165              -                   10,916,165
                                              --------------------------                  -----------

                          PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 2001
                                   [UNAUDITED]

                                                     HISTORICAL
                                                ----------------------
                                                               MORRIS       PRO FORMA     PRO FORMA
                                                  VALESC       MEDICAL     ADJUSTMENTS    COMBINED
                                                  ------       -------     -----------    --------

                                               FOR THE YEAR  FOR THE YEAR
                                                  ENDED          ENDED
                                               DECEMBER 31,    JUNE 30,
                                                   2001          2001
REVENUES, NET                                   $   20,765      $     -                   $   20,765
COST OF SALES                                       11,939            -                       11,939
                                                -----------------------                   ----------
GROSS PROFIT                                         8,826            -                        8,826
                                                -----------------------                   ----------
COMMISIONS EARNED, NET                             238,727      381,882 b)     (44,892)      575,717
                                                -----------------------                   ----------
OPERATING INCOME                                   247,553      381,882                      584,543

Selling, general and administrative expenses       284,562      445,321 b)      62,339       792,222
Equity based compensation                            5,151                                     5,151
                                                -----------------------                   ----------
TOTAL OPERATING EXPENSES                           289,713      445,321                      797,373
                                                -----------------------                   ----------
LOSS FROM OPERATIONS                               (42,160)     (63,439)                    (212,830)
                                                -----------------------                   ----------

OTHER EXPENSES
Interest Expense                                    (4,814)           -                       (4,814)
                                                -----------------------                   ----------
NET LOSS                                        $  (46,974)    $(63,439)                  $ (217,644)
                                                =======================                   ==========

EARNINGS [LOSS] PER SHARE:
Basic                                           $    (0.01)    $      -                   $    (0.02)
                                                -----------------------                   ----------
Diluted                                         $    (0.01)    $      -                   $    (0.02)
                                                -----------------------                   ----------
Weighted average per share outstanding
basic and diluted                               $9,320,278            -                    9,970,278
                                                -----------------------                   ----------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on the behalf by the undersigned hereunto duly authorized.


                                                      VALESC INC.


                                                    /s/ Samuel Cohen
                                                    ---------------------------
                                                    By:  Samuel Cohen
                                                    Title: President

                                                    Dated: March 3, 2003